TROY & GOULD
Professional Corporation
Russ M. Fukano (SBN 114166)
Kenneth J. MacArthur (SBN 175906)
Lida Sparer (SBN 181176)
1801 Century Park East, 16th Floor
Los Angeles, California 90067-2367
Telephone: (310) 553-4441
Facsimile: (310) 201-4746
Attorneys for Plaintiff
Agilent Financial Services, Inc.

SUPERIOR COURT FOR THE STATE OF CALIFORNIA

FOR THE COUNTY OF SANTA CLARA

CASE NO. CV 818018
STIPULATION TO AMEND:
(1) STIPULATION FOR ENTRY OF
JUDGMENT (ENDORSED JULY 9,
	)	2003);
	)	AND
	)	(2) JUNE 30, 2003 ORDER
	)	SETTING DISMISSAL REVIEW
	)	AND
	)	[PROPOSED]
AGILENT FINANCIAL SERVICES, INC., a Delaware	)	ORDER CONTINUING DISMISSAL
corporation,	)	REVIEW
Plaintiff,	)	[C.C.P. § 664.6]
v.	)	Dismissal Review Currently Set:
P-COM, INC. , INC., a Delaware corporation, and	)	Date: January 2005
DOES 1 through 50, inclusive,	)	Time: 10:00 a.m.
Defendants.	)	Dept. 16

RECITALS

A. This Stipulation (“Stipulation”) is entered into by and between plaintiff Agilent Financial Services, Inc. (“Agilent Financial” or “Plaintiff”), on the one hand, and defendant P-Com, Inc. (“P-Com” or “Defendant”), on the other hand, to amend: (1) the parties’ prior Stipulation for Entry of Judgment (endorsed July 9, 2003) (“Prior Stipulation”); and (2) the Court’s June 30, 2003 Order Setting a Dismissal Review (“Prior Order”).

B. The Prior Stipulation provided for Defendant to make certain payments to Plaintiff, including a final payment (“Final Payment”) of $1,725,000.00 to be made on or before December 1, 2004.

C. In the Prior Order, the Court: (i) set this matter for Dismissal Review on January 20, 2005, at 10:00 a.m.; and (ii) retained jurisdiction over the parties pursuant to Civil Procedure Code Section 664.6.

D. Defendant now wishes to amend the payment schedule set forth in the Prior Stipulation, to replace the requirement for the lump sum Final Payment with the requirements set forth herein;

E. Agilent Financial and Defendant have agreed to enter into this Stipulation, to amend the terms of the Prior Stipulation, and — based on the amended payment schedule set forth herein — seek a Court order: (i) continuing the Dismissal Review of this matter until on or after August 1, 2006; and (ii) continuing the Court’s jurisdiction over the parties pursuant to Civil Procedure Code Section 664.6.

NOW, THEREFORE, the parties hereto stipulate as follows:

STIPULATED AMENDMENT TO STIPULATION FOR ENTRY OF JUDGMENT

1. Except as expressly set forth herein, the terms of the Prior Stipulation continue in full force and effect. All capitalized terms used herein have the meaning set forth in the Prior Stipulation.

2. PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE § 664.6, and subject to the terms and conditions of this Stipulation, IT IS HEREBY STIPULATED by and between Agilent Financial, on the one hand, and Defendant, on the other hand (collectively referred to as the “Parties”), with the advice of their respective counsel herein, that judgment in the above-entitled action be granted in favor of Agilent Financial and against Defendant, for the total sum of $2,512,509.27, together with interest on that amount at the rate of ten percent (10%) per annum from February 20, 2003, less any payments paid by Defendant pursuant to the terms of the Prior Stipulation or this Stipulation, less the net proceeds to Agilent Financial of the sale of any of the Agilent Financial Equipment, plus Agilent Financial’s reasonable attorneys fees and costs in connection with post-default collection expenses. IT IS FURTHER STIPULATED by and between the parties hereto that judgment in the above-entitled action be granted in favor of Agilent Financial and against Defendant for possession of the Agilent Financial Equipment, provided that Defendant shall be entitled to a credit for the net proceeds from any sale or disposition of the Scheduled Equipment (as defined below) by Agilent Financial. Agilent Financial agrees to conduct any sale or other disposition of the Scheduled Equipment in a commercially reasonable manner.

Said judgment shall only be entered upon the conditions set forth in Paragraph 6 herein.

3. IT IS FURTHER STIPULATED by and between the Parties that judgment as set forth above will not be entered if the following terms are met by Defendant in the time and in the manner set forth below:

(a) Paragraph 2(d) of the Prior Stipulation (“On or before December 1, 2004, Defendant shall make a final payment of $1,725,000.00”) is hereby stricken, and is of no further force or effect;

(b) Defendant shall pay $1,725,000.00 to Agilent Financial, as follows:

i.	Interest shall accrue on the $1,725,000.00 owed by Defendant to Agilent Financial (the “$1.725MM”) at the rate of 10.25% per annum from December 1, 2004;

ii.	Defendant shall make an initial payment of $250,000.00 to Agilent Financial no later than December 1, 2004;

iii.	Defendant shall make monthly payments of $92,187.50 for sixteen months, from January 1, 2005, up to and including April 1, 2006, or until such earlier time as Defendant has paid to Agilent Financial the $1.725MM by making the payments set forth in paragraphs 3(c)(ii) and (iii) herein;

iv.	On the earlier of: (i) May 1, 2006; or (ii) within 30 days of full payment by Defendant to Agilent Financial of the $1.725MM, Defendant shall pay any and all interest that has accrued pursuant to paragraph 3(b);

(c) Concurrently with the execution of this Stipulation, Defendant shall issue to Agilent Financial a transferable warrant (“Warrant”) to purchase a number of shares of P-Com common stock (“Common Stock”) equal to $100,000 divided by 125% of the closing sales price of the Common Stock on the trading day immediately prior to the date of the Stipulation (the “Closing Price”), which Warrant: (i) shall have an exercise price equal to the Closing Price; (ii) shall expire five years from the date of issuance; and (iii) shall contain a cashless or “net” exercise right;

(d) Agilent Financial shall have piggyback registration rights for the shares of Common Stock underlying the Warrant;

(e) With respect to each item of Agilent Financial Equipment set forth on the schedule attached hereto as Exhibit A (“Scheduled Equipment”), Defendant may, with the prior written consent of AFS: (i) sell such item of Agilent Financial Equipment (on behalf of Agilent Financial), and remit the gross proceeds of such sale directly to Agilent Financial, no later than January 31, 2005; or (ii) return such item of Agilent Financial Equipment to Agilent Financial no later than January 31, 2005. Defendant shall retain the Scheduled Equipment if such equipment is not sold or returned, or set forth above.

(f) As to the Scheduled Equipment returned to Agilent Financial, Agilent Financial shall sell said equipment in a commercially reasonable manner;

(g) The gross proceeds remitted to Agilent Financial from any sale of Scheduled Equipment by Defendant (on behalf of Agilent Financial), and/or the net proceeds from any sale of Scheduled Equipment by Agilent Financial, shall be applied to reduce the final payments owed under Paragraph 3(b)(iii), above; and

(h) All payments are to be made payable to Agilent Financial Services, Inc., and delivered to Agilent Financial’s attorneys of record, Russ M. Fukano, Troy & Gould Professional Corporation, 1801 Century Park East, Suite 1600, Los Angeles, California 90067.

4. In the event Defendant should default by: (i) failing to comply with paragraph 3(e) herein with respect to the Scheduled Equipment; or (ii) failing to make any payment, as set forth herein, Agilent Financial’s attorney shall give notice of said default to Defendant in writing. Said written notice shall be sent by certified mail, return receipt requested, and addressed to P-Com, Inc., 3175 S. Winchester Blvd., Campbell, CA 95008-6557 and/or at such other address as Defendant shall designate to Agilent Financial in writing. As to the first such default, Defendant shall have ten business (10) days from the date notice is mailed to cure said default by: (i) complying with paragraph 3(e) herein with respect to the Scheduled Equipment; or (ii) paying the installment payment then due. However, should Defendant default on three separate occasions, Defendant shall not have the right to cure the default, and Agilent Financial shall be entitled to immediately move ex parte for judgment, following 48 hours’ telephonic notice to Defendant, the only issue to be whether Defendant has defaulted on three separate occasions. Any failure by Defendant to timely make a payment pursuant to the Prior Stipulation shall not be considered a default for the purposes of this paragraph.

5. IT IS FURTHER STIPULATED that in the event Defendant complies with the terms set forth in Paragraphs 3 and 4 above, Agilent Financial shall file, within 3 months after the last payment, a request for dismissal with prejudice as to Defendant in the above-captioned action and shall provide a conformed copy to Defendant at the address indicated in Paragraph 3. Except as provided in paragraph 6 herein, Defendant and Agilent Financial waive their rights, if any, to costs, including, but not limited to, attorneys’ fees and interest, pursuant to that dismissal. Effective upon Defendant’s full compliance with the terms set forth in Paragraph 3 and 4 above, and subject to paragraph 20 of the Prior Stipulation, Agilent Financial releases and discharges Defendant, and its agents, servants, representatives, alter egos, shareholders, directors, officers, members, employees, predecessors, successors, heirs, assigns, receivers, trustees, and attorneys, (the “Defendant Released Entities”) from any and all claims, demands, liabilities, losses, costs, damages, expenses, causes of action, judgments, executions, attachments, debts of every kind and nature, known or unknown, actual or contingent, suspected or unsuspected, which Agilent Financial may now have, hereafter have, or hereafter claim to have against the Defendant Released Entities arising out of the subject matter of the Action or the Action.

6. IT IS HEREBY FURTHER STIPULATED that in the event Defendant fails to: (i) comply with paragraph 3(e) herein with respect to the Scheduled Equipment; or (ii) make any payment on or before the date it is due, and Defendant fails to cure said default in the manner set forth in paragraph 4 above, then Agilent Financial shall be entitled to immediately obtain, by ex parte application (with notice) or motion: (a) judgment against Defendant for the total sum of $2,512,509.27, together with interest on that amount at the rate of ten percent (10%) per annum from February 20, 2003, less any payments paid by Defendant pursuant to the terms of the Prior Stipulation or this Stipulation, less any gross proceeds remitted to Agilent Financial from any sale of the Scheduled Equipment by Defendant (on behalf of Agilent Financial), less the net proceeds to Agilent Financial from any sale of the Scheduled Equipment by Agilent Financial, plus Agilent Financial’s reasonable attorneys fees and costs in connection with post-default collection expenses; and (b) judgment against Defendant for possession of the Agilent Financial Equipment. Agilent Financial agrees to conduct any sale or other disposition of the Scheduled Equipment in a commercially reasonable manner. In the event of default, any payment(s) made to Agilent Financial will be applied first to the interest due and owing from February 20, 2003, and then to the principal sum of $2,512,509.27. Agilent Financial shall have all statutory rights of execution on said judgment.

7. IT IS FURTHER STIPULATED that Agilent Financial’s ex parte application, or motion, to re-open this case and for entry of judgment herein shall be accompanied by a declaration of an attorney for Agilent Financial stating that: (i) Defendant did not comply with paragraph 3(e) herein with respect to the Scheduled Equipment; and/or (ii) payment called for hereunder has not been made on or before the date it was due and that Defendant has failed to cure said default, as provided for herein, stating the amount paid prior to any default, along with a schedule, showing the calculations of amounts remaining unpaid and calculations of fees, costs and interest owed.

8. This Stipulation may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Stipulation, which shall be binding upon and effective as to the Parties. This Stipulation may be brought into effect by facsimile signature, which shall be treated as an original.

Dated: November , 2004	P-COM, INC. By: /s/ Daniel W. Rumsey Its: Vice President

Dated: November 24, 2004	AGILENT FINANCIAL SERVICES, INC. By: /s/ Dominick Longo Its: Chief Credit Officer

APPROVED AS TO FORM AND CONTENT

Dated: November 30, 2004	TROY & GOULD Professional Corporation /s/ Kenneth MacArthur

Kenneth MacArthur Attorneys for Plaintiff Agilent Financial Services, Inc.

Dated: November 29, 2004	FERRARI OTTOBONI LLP /s/ Kevin J. Kelly

Kevin J. Kelly Attorneys for Defendant P-Com, Inc.

[PROPOSED]
ORDER

Based upon the foregoing Stipulation to Amend, the Stipulation for Entry of Judgment (Endorsed July 9, 2003), and the Court’s June 30, 2003 Order Setting a Dismissal Review, it appears to the satisfaction of the Court that good cause exists, and it is hereby ordered that:

(1) The Dismissal Review previously set for January 20, 2005, at 10:00 a.m. is continued until August 1, 2006, at 10:00 a.m.; and

(2) As authorized by Code of Civil Procedure section 664.6, this Court shall continue to retain jurisdiction over the parties to enforce the terms of the Stipulation for Entry of Judgment (Endorsed July 9, 2003) and the Stipulation to Amend, and Agilent Financial may move to re-open this case at any time by application or motion.

IT IS SO ORDERED.

Date:

JUDGE OF THE SUPERIOR COURT

PROOF OF SERVICE

STATE OF CALIFORNIA, COUNTY OF LOS ANGELES

I am employed in the County of Los Angeles, State of California. I am over the age of 18 and not a party to the within action. My business address is 1801 Century Park East,Sixteenth Floor, Los Angeles, California 90067.

On November 30, 2004, I served the foregoing document described as STIPULATION TO AMEND: (1) STIPULATION FOR ENTRY OF JUDGMENT (ENDORSED JULY 9, 2003); AND (2) JUNE 30, 2003 ORDER SETTING DISMISSAL REVIEW, on all interested parties by placing true copies thereof enclosed in a sealed envelope addressed as stated on the attached mailing list:

Kevin J. Kelly, Esq.
Ferrari and Ottoboni, LLP
333 West Santa Clara Street
Suite 700
San Jose, CA 95113
Tel.: 408-280-0535
Fax: 408-280-0151

☒	BY MAIL AS FOLLOWS: I am “readily familiar” with
the firm’s practice of collecting and processing
correspondence for mailing. Under that practice, it is
deposited with the U.S. Postal Service on that same day
with postage thereon fully prepaid at Los Angeles,
California in the ordinary course of business. I am
aware that on motion of the party served, service is
presumed invalid if postal cancellation date or postage
meter date is more than one day after the date for
mailing in affidavit.

☐	BY PERSONAL SERVICE: I delivered such envelope by hand to the offices of the addressee.

☐	BY OVERNIGHT COURIER: I caused the above-referenced document(s) to be delivered to for delivery to the below address(es).

☐	BY FACSIMILE MACHINE: I caused the above-referenced document(s) to be transmitted to the below-named persons at the appropriate facsimile telephone numbers.

Executed on November 30, 2004, at Los Angeles, California.

☒	(State)	I declare under penalty of perjury under the laws of the State of California that the above is true and correct.

☐	(Federal)	I declare that I am employed in the office of a member of the bar of this court at whose direction the service was made.

Alicia Sanchez
Print Name	Signature